                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Filed by the Registrant                          /X/

         Filed by a Party other than the Registrant       / /



         Check the appropriate box:

         / /    Preliminary Proxy Statement

         / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         /X/    Definitive Proxy Statement

         / /    Definitive Additional Materials

         / /    Soliciting Material Pursuant to Section 240.14a-11(c) or
                Section 240.14a-12



                          ALTIGEN COMMUNICATIONS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Payment of Filing Fee (Check the appropriate box):

         /X/    No fee required.

         / /    Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

         / /    Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                          ALTIGEN COMMUNICATIONS, INC.

                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD FEBRUARY 7, 2002

To The Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AltiGen Communications, Inc. (the "Company"), a Delaware corporation, will be held on February 7, 2002 at 10:00 a.m., local time, at the Company's office located at 47427 Fremont Boulevard, Fremont, California 94538, for the following purposes:

         1. To elect one Class III director to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in the year 2005.

         2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending September 30, 2002.

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on December 28, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Your stock will be voted in accordance with the instructions you have given. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.



                                       By Order of the Board of Directors

                                       /s/ Philip M. McDermott
                                       ------------------------------------
                                       Philip M.  McDermott
                                       Chief Financial Officer and Secretary

Fremont, California
January 8, 2002

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.
--------------------------------------------------------------------------------

                          ALTIGEN COMMUNICATIONS, INC.

                             ----------------------

                                 PROXY STATEMENT

GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of AltiGen Communications, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 7, 2002 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's office located at 47427 Fremont Boulevard, Fremont, California 94538. The Company's telephone number at that location is (510) 252-9712.

         These proxy solicitation materials were mailed on or about January 10, 2002 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on December 28, 2001 are entitled to notice of and to vote at the Annual Meeting. As of December 28, 2001, 13,874,884 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Corporate Investor Communications, Inc. (CIC), Attention: Charlotte Brown, 111 Commerce Road, Carlstadt, New Jersey 07072, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment.

VOTING AND SOLICITATION

         Proxies received prior to the meeting, properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made therein. Where no specifications are given, such proxies will be voted FOR the director nominee described herein, FOR Proposal Two, and as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

         Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

         This solicitation of proxies is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. All shares represented at the meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum.

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (including "Withheld"), the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and
(ii) the total number of shares present and entitled to vote with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

         Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the total number of shares present and entitled to vote with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

STOCKHOLDER NOMINATIONS AND PROPOSALS

         The Company's Bylaws provide that nominations for the election of directors and business proposed to be brought before any stockholder meeting may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of their intent to make such nomination or nominations or to propose such business. To be timely, such stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) calendar days in advance of the date specified in the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. In the notice, the stockholder must provide (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors, and (v) if applicable, the consent of each nominee to serve as director of the Company if so elected.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company's 2003 Annual Stockholder Meeting must submit such proposal to the Company by September 12, 2002 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

         Pursuant to the Company's Bylaws the Board of Directors is divided into three classes. The directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. The Company currently has five directors divided among the three classes as follows: Class I--Thomas Shao and Kenneth Tai; Class II--Richard Black and Wen-Huang (Simon) Chang; and Class III-- Gilbert Hu. One Class III director is to be elected at the Annual Meeting for a three-year term ending at the Annual Meeting in 2005 or when his or her successor is elected.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the one (1) Class III nominee named below. In the event that such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The director elected at this Annual Meeting will serve until the term of that director's class expires or until such director's successor has been duly elected and qualified.

VOTE REQUIRED

         The one Class III nominee receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEE LISTED BELOW.

         The names of the directors, certain information about them and their ages as of September 30, 2001 are set forth below:


                                                         POSITION WITH THE
    NAME OF DIRECTOR                    AGE                   COMPANY            DIRECTOR SINCE     TERM EXPIRES
----------------------------------    --------     ----------------------------  ---------------   -------------
NOMINEE FOR CLASS III DIRECTOR:
Gilbert Hu(2)                           44         President, Chief Executive         1994             2002
                                                   Officer, Director
DIRECTORS WHOSE TERMS CONTINUE:
Richard Black(1).............           68         Director                           1999             2004
Wen-Huang (Simon) Chang......           48         Director                           1994             2004
Thomas Shao, Ph.D.(1)........           67         Director                           1996             2003
Kenneth Tai(1) and (2).......           51         Director                           1998             2003

-------------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

NOMINEE FOR CLASS III DIRECTOR

         Gilbert Hu founded the Company and has served as President and Chief Executive Officer and a director since May 1994. Before founding the Company, Mr. Hu was a founder, President and Chief Executive Officer of Centrum Communications, Inc. from May 1991 to December 1993, a networking company acquired by 3Com Corporation in early 1994. Mr. Hu has also served in technical and managerial roles at Vitalink Communication Corporation, an internetworking equipment manufacturer. He received a Bachelor of Science degree in Electrical Engineering from National Chiao-Tung University in Taiwan and a Masters of Science degree in Electrical Engineering from Arizona State University. Mr. Hu is a brother-in-law of director Wen-Huang (Simon) Chang.

DIRECTORS WHOSE TERMS CONTINUE

         Richard Black has served as a director of the Company since August 1999. Since December 1987, he has served as a director of Oak Technology, Inc. ("Oak"), a supplier of semiconductor products to the personal computer and consumer electronics markets. He also served as President of Oak from January 1998 to March 1999 and has been Vice-Chairman of Oak since March 1999. Currently, Mr. Black also serves as a member of the Board of Directors of investment advisor and investment banking company Gabelli Funds, Inc. Mr. Black served as a member of the Board of Directors of Gabelli Asset Management, Inc. from March 1999 to May 2000. Mr. Black also serves as a member of the boards of directors of GSI Lumonics Inc., a manufacturer of laser scanning systems and components, and Morgan Group, Inc., a public transportation services company. From April 1987 until December 1998, he was a general partner of KBA Partners, L.P., a venture capital firm. He has also served in managerial positions with Vulcan Material Company, a producer of construction materials. Mr. Black received a Bachelor of Science degree in Engineering from Texas A&M University, a Masters in Business Administration from Harvard University and an honorary Ph.D. from Beloit College.

         Wen-Huang (Simon) Chang has served as a director of the Company since June 1994. From July 1991 to January 1995, he was Chairman of Centrum Technology Corporation, a networking company. From August 1991 to early 1994, he served as a director of Centrum Communications, Inc., a networking company acquired by 3Com Corporation in early 1994. Mr. Chang received a Bachelor of Science Degree in Forest Industry from the National Taiwan University in Taiwan. Mr. Chang is a brother-in-law of Gilbert Hu, the Company's President and Chief Executive Officer and a director.

         Thomas Shao, Ph.D. has served as a director of the Company since April 1996. Since October 1997, Dr. Shao has served as Managing Director of Technology Associates Management Co., Ltd., a venture fund manager consisting of five employees. From September 1995 to September 1997, Dr. Shao was a senior consultant for Technology Associates Corporation of Taiwan, a venture capital firm. From June 1986 to October 1995 he served as Senior Vice President of DynaTech Development Corporation, a management consulting and investment firm. In addition, Dr. Shao has been a member of the Board of Directors of AboveNet Communications Inc., a colocation company, since April 1994. Dr. Shao received a Bachelor of Science degree in Mechanical Engineering from the National Taiwan University in Taiwan, a Masters of Science in Aeronautical Engineering from the University of Illinois and a Ph.D. in Applied Mathematics and Computer Science from the University of Illinois.

         Kenneth Tai has served as a director of the Company since April 1998. Since March 1996, Mr. Tai has been the Chairman of InveStar Capital (Taiwan), Inc., a venture capital firm. Since April 1998, Mr. Tai also has served as the chairman of DigiTimes Publication, Inc., a daily electronic newspaper reporting on technology issues in Taiwan. Since August 1999, Mr. Tai has served as a member of the Board of Directors of Sage, Inc. Since October 1999 Mr. Tai has served as a member of the Board of Directors of Solopoint, Inc.

From March 1993 to December 1995, Mr. Tai served as the Vice-Chairman of UMAX USA, which produces computer peripherals. Mr. Tai was one of the co-founders of the Acer Group, and held various positions with the Acer Group, including Vice President of Worldwide Sales and Marketing, and President of the Acer Group USA from 1990 to March 1993. Mr. Tai received a Bachelor of Science degree in Electrical Engineering from the National Chiao Tung University in Taiwan and a Masters in Business Administration from Tamkang University in Taiwan.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of four meetings during the fiscal year ended September 30, 2001. The committees of the Board of Directors include an Audit Committee and a Compensation Committee.

         The Audit Committee of the Board of Directors, which was appointed on June 2, 1999, currently consists of Messrs. Black, Shao and Tai. Each member of the Audit Committee is an "independent director" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards, as may be modified or supplemented to date. The Audit Committee held four meetings during the last fiscal year. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company's financial statements. The Company's Board of Directors has adopted a written charter for the Audit Committee. See Appendix A attached hereto for a copy of the written charter.

         The Compensation Committee of the Board of Directors, which was appointed on June 2, 1999, consists of Messrs. Hu and Tai. The Compensation Committee held its meetings in conjunction with the regular meetings of the Board of Directors. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of officers and other managerial employees. The Compensation Committee also reviews and approves option grants.

         During the last fiscal year, no director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of the committees upon which that director served, held subsequent to his or her becoming a director or his or her appointment to such committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Hu, the Company's President and Chief Executive Officer, also is a member of the Compensation Committee of the Company's Board of Directors. None of the Company's executive officers serves as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving on the Company's Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

         The directors receive $1,000 cash compensation for attending each Board meeting and an additional $1,000 for each committee meeting, and are reimbursed for their reasonable and necessary expenses associated with attendance of meetings of the Board of Directors and its committees. Additionally, in April 1998, the Company's non-employee directors each received options to purchase 5,989 shares of common stock at $0.83 per share under the 1994 Stock Option Plan. At that time, the Company's non-employee directors were Messrs. Chang, Lin, Shao and Tai. In June 1999, the Company's directors Messrs. Black and Shinya each were granted options to purchase 5,989 shares of common stock at $11.69 per share under the

1999 Stock Option Plan. In February 2000, all directors were granted options to purchase 10,000 shares of common stock at $12.6875 per share under the 1999 Stock Option Plan. In November 2000, all directors were granted options to purchase 10,000 shares of common stock at $2.125 under the 1999 Stock Option Plan. In July 2001, all directors were granted options to purchase 10,000 shares of common stock at $0.78 under the 1999 Stock Option Plan.

                                  PROPOSAL TWO

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

         Upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 2002 and recommends that the stockholders ratify this selection. Arthur Andersen LLP has audited the Company's financial statements since the fiscal year ending September 30, 1996. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT FEES

         Arthur Andersen LLP's fees for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ending September 30, 2001 and the review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q filed were approximately $161,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not engage Arthur Andersen LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended September 30, 2001.

ALL OTHER FEES

         Arthur Andersen LLP's fees for all other services rendered to the Company, including tax related services, for the fiscal year ending September 30, 2001, totaled approximately $29,554.

AUDIT COMMITTEE CONSIDERATION OF NON-AUDIT FEES

         The Audit Committee of the Board of Directors has determined that the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP.

VOTE REQUIRED

         The affirmative vote of a majority of the total number of shares present and entitled to vote will be required to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned for services rendered to the Company in all capacities for the three most recently completed fiscal years by the Company's Chief Executive Officer and the four most highly compensated executive officers whose salary and bonus during the fiscal year ended September 30, 2001 exceeded $100,000. Additionally, the individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the fiscal year ending September 30, 2001 is also listed. These individuals are referred to as the "Named Executive Officers" here and elsewhere in this proxy statement.

                           SUMMARY COMPENSATION TABLE


                                                                                                               LONG-TERM
                                                                                   ANNUAL COMPENSATION        COMPENSATION
                                                                                -------------------------    -------------
                                                                                                               SECURITIES
                                                                                  SALARY         BONUS         UNDERLYING
                NAME AND PRINCIPAL POSITION                     FISCAL YEAR         ($)           ($)            OPTIONS
                                                              ---------------   -----------   -----------    -------------
Gilbert Hu................................................        2001           $145,500         $83,040        120,000
     President and Chief Executive Officer                        2000            132,000         110,298        100,000
                                                                  1999            129,000          58,110             --

Philip McDermott..........................................        2001            180,000          23,943         74,000
     Chief Financial Officer                                      2000            173,980              --         60,000
                                                                  1999             47,727              --         71,871
Richard De Soto (1).......................................        2001            135,000           9,635        160,000
     Chief Marketing and Sales Officer
Tricia Chu................................................        2001            129,000          18,337         70,000
     Vice President of Finance and Admin                          2000            115,000          25,020         60,000
                                                                  1999             55,433           8,928         41,925
Tsyr-Yi (Shirley) Sun.....................................        2001            139,500              --         65,000
     Vice President of Research & Development                     2000            116,666              --         60,000
                                                                  1999             77,494              --         29,946
Sherman Silverman (2).....................................        2001            143,654          38,500         30,000
     Vice President of Business Development


--------------------------------------------
(1)  Mr. De Soto's employment with the Company began in January 2001.
(2)  Mr. Silverman resigned from the Company in July 2001.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information with respect to stock options granted to the Named Executive Officers in fiscal year 2001. The figures representing percentages of total options granted are based on an aggregate of 2,199,000 options granted by the Company during the fiscal year ended September 30, 2001 to employees and consultants, including the Named Executive Officers.

         Also shown below is the potential realizable value over the term of the option. In accordance with the rules of the Securities and Exchange Commission, we have based the calculation of the potential realizable value on the term of the option at its time of grant, and have assumed that:

     o the value of the Company's stock at the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and

     o the option is exercised and sold on the last day of its term for the appreciated stock price.

     These amounts are based on 5% and 10% assumed rates of appreciation and do not represent the Company's estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of the common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of common stock. Unless otherwise indicated, the options in this table were granted under the 1999 Stock Option Plan, have 10-year terms, and vest over a period of four years. Twenty-five percent of the shares subject to each option will vest on the first anniversary of the vesting start date, and 1/48th of the shares subject to each option will vest each month thereafter. All of the options have exercise prices equal to the fair market value of the Company's common stock on the date of grant.


                                                    PERCENT OF
                                                       TOTAL                                POTENTIAL REALIZABLE VALUE AT
                                        NUMBER OF     OPTIONS                               ASSUMED ANNUAL RATES OF STOCK
                                       SECURITIES   GRANTED TO    EXERCISE                  PRICE APPRECIATION FOR OPTION
                                       UNDERLYING    EMPLOYEES    PRICE PER                              TERM ($)
                                        OPTIONS      IN FISCAL      SHARE     EXPIRATION    -----------------------------
                                      GRANTED (#)    YEAR 2001    ($/SHARE)     DATE(1)           5%              10%
                                      ------------  ----------    ---------   ----------    -------------  --------------
Gilbert Hu........................      40,000(2)     1.82%        $2.125      11/16/10         53,456         135,468
                                        80,000        3.64%        $0.780      07/23/11         39,243          99,450
Philip McDermott..................      34,000(2)     1.55%        $2.125      11/16/10         45,438         115,148
                                        40,000        1.82%        $0.780      07/23/11         19,622          49,725
Richard De Soto...................     100,000        4.55%        $1.688      02/15/11        106,126         268,944
                                        60,000        2.73%        $0.780      07/23/11         29,432          74,587
Tricia Chu........................      30,000(2)     1.36%        $2.125      11/16/10         40,092         101,601
                                        40,000        1.82%        $0.780      07/23/11         19,622          49,725
Tsyr-Yi (Shirley) Sun.............      30,000(2)     1.36%        $2.125      11/16/10         40,092         101,601
                                        35,000        1.59%        $0.780      07/23/11         17,169          43,509
Sherman Silverman.................      30,000(2)     1.36%        $2.125      11/16/10         40,092         101,601


-----------------
(1) The options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated.
(2) Vesting schedule: 50% after first anniversary, 50% after second year anniversary.



AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

         The following table summarizes the value of options held at September 30, 2001 by the Company's Named Executive Officers. The value of unexercised in-the-money options at September 30, 2001 figures in the right-hand columns are based on the difference between the fair market value of $0.85 per share at fiscal year-end and the per-share exercise price, multiplied by the number of shares issued upon exercise of the option.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED SEPTEMBER 30, 2001


                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                       SHARES                       OPTIONS AT SEPTEMBER 30,      IN-THE-MONEY OPTIONS AT
                                      ACQUIRED                               2001 (#)              SEPTEMBER 30, 2001 ($)
                                    ON EXERCISE    VALUE REALIZED   -------------------------   ---------------------------
                                        (#)             ($)            VESTED      UNVESTED        VESTED        UNVESTED
                                   -------------  ----------------  ----------- -------------   ------------  -------------
Gilbert Hu.....................          --               --          660,955      177,917        $3,372.47        (1)
Philip McDermott...............          --               --           65,841      140,030               (1)       (1)
Richard De Soto................          --               --                0      160,000             0.00        (1)
Tricia Chu.....................          --               --           51,616      120,308               (1)       (1)
Tsyr-Yi (Shirley) Sun..........          --               --           82,733      116,532               (1)       (1)
Sherman Silverman..............          --               --                0      110,000             0.00        (1)

-------------------------
(1) The aggregate exercise price for these unexercised options was less than the fair market value of the underlying securities on September 30, 2001.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee report on executive compensation shall not be incorporated by reference into any such filings, nor shall such report be incorporated by reference into any future filings.

         Appointed on June 2, 1999, the Compensation Committee is charged with the responsibility of reviewing all aspects of the Company's executive compensation programs and administering the Company's stock option plans. The Compensation Committee held its meetings in conjunction with the regular meetings of the Board of Directors.

COMPENSATION PHILOSOPHY

         The Company's executive compensation policies are designed to attract and retain qualified executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's financial goals, and to link executive compensation and stockholder interests through equity-based plans. The Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which the Company can positively affect long-term stockholder return. Furthermore, the Committee believes that, in order to attract and retain the most qualified executives in the industry, the Company's compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, a portion of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

COMPENSATION PLANS

         The following are the key components of the Company's executive officer compensation:

         BASE COMPENSATION. The Committee will establish base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries.

         BONUS. The Company's executive bonus plan provides for incentive compensation to some but not all of the Company's executive officers and other key employees and will be determined by percentage of Company's revenue or account receivable collected. Individual performance is measured based on goals related to each person's function within the organization.

         LONG-TERM INCENTIVE COMPENSATION. The Company's option plans provide for long-term incentive compensation for employees of the Company, including executive officers. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         BASE SALARY: As a result of the Company's performance in 2000 and his individual performance, Mr. Hu's annual salary increased to $145,500 for 2001.

         ANNUAL INCENTIVE (BONUS): Mr. Hu's cash bonus for 2001 of $83,040 was determined by the percentage of account receivable collected.

         LONG-TERM INCENTIVE AWARDS: In 2001, Mr. Hu received two grants for a total of 120,000 stock options. 40,000 shares will become fully exercisable two years from the date of grant, while 80,000 shares will become fully exercisable four years from the date of grant. These options will expire ten years after the date of grant. In determining the amounts granted, the Committee considered, without specific weighting, the performance of the Company and relative total stockholder return, the value of such awards granted to other chief executive officers in the Nasdaq Telecommunications Index and industry in general, and the number of stock options and common stock units granted in prior years.

TAX DEDUCTABILITY OF EXECUTIVE COMPENSATION

         The Committee has considered the impact of Internal Revenue Code
Section 162(m). Section 162(m) does not allow any publicly held corporation to deduct individual compensation exceeding $1 million in a taxable year for certain employees of the Company. There is an exception from this rule under
Section 162(m)(4)(C) for certain performance-based compensation. The Committee believes that the total compensation paid by the Company will not affect the tax deductions available to the Company with respect to the compensation of any of its executive officers.

                                              The Compensation Committee

                                              Gilbert Hu
                                              Kenneth Tai

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2001. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates by reference in such filing.

     Appointed on June 2, 1999, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company's financial statements. A copy of the charter for the Audit Committee is attached hereto as Appendix A. The Audit Committee held four meetings during the last fiscal year.

AUDITED FINANCIAL STATEMENTS

     The Audit Committee has reviewed the audited financial statements prepared for the fiscal year ending September 30, 2001. The Audit Committee has discussed the audited financial statements with various members of management of the Company.

     In addition, the Audit Committee has discussed the audited financials with Arthur Andersen LLP, the Company's independent auditors for the last fiscal year, including such items as Statement on Auditing Standards No.61 (certification of statements on Auditing Standards) requirements. The Audit Committee has also received from Arthur Andersen LLP a letter and other written disclosures necessary under Independence Standards Board Standard No.1 (Independence Discussions with the Audit Committees), and has had discussions with Arthur Andersen LLP, regarding the independence of the Company's independent accountants.

     After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the last fiscal year be included in the Company's Annual Report on Form 10-K.


                                                 The Audit Committee

                                                 Richard Black
                                                 Thomas Shao
                                                 Kenneth Tai

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return data for the Company's stock for the period beginning October 4, 1999 (the date on which the Company's stock was first publicly traded on The Nasdaq National Market) and ending on September 30, 2001 to the cumulative return over such period of (i) The Nasdaq National Market Composite Index and (ii) the Nasdaq Telecomm Index. The graph assumes that $100 was invested on October 4, 1999 in the common stock of the Company and in each of the comparative indices, assuming the reinvestment of any dividends. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $10, the price at which such stock was first offered to the public by the Company on the date of its initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.



                                                                 CUMULATIVE TOTAL RETURN
                                     --------------------------------------------------------------------------------
                                      10/99    12/99     3/00      6/00      9/00     12/00    3/01     6/01    9/01
                                     -------  -------   ------    ------    ------   -------  ------   ------  ------
AltiGen Communications, Inc          100.00   103.13    110.30    57.58     40.61     11.25     9.90   11.50     8.50
Nasdaq Stock Market                  100.00   145.63    112.41    97.54     90.36     88.36    65.82   77.30    52.95
Nasdaq Telecommunications Index      100.00   159.95    108.53    85.76     71.91     73.00    51.68   49.08    31.99






                             [ PERFORMANCE GRAPH ]







            SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of December 28, 2001. The table shows ownership by:

     o each person or entity known to us to own beneficially more than five percent (5%) of the shares of the Company's outstanding stock;

     o    each of the Company's directors;

     o    each of the Company's Named Executive Officers;

     o each nominee for director, if such person is not currently a director or executive officer; and

     o all of the Company's directors, executive officers, and director nominees as a group.

     The percentage ownership figures are based on 13,874,884 shares of common stock outstanding as of December 28, 2001.

     Unless otherwise indicated, the principal address of each of the stockholders below is: c/o AltiGen Communications, Inc., 47427 Fremont Boulevard, Fremont, California 94538. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock as beneficially owned by them.


                                                                          NUMBER OF SHARES         PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                   BENEFICIALLY OWNED (1)       BENEFICIALLY OWNED
                                                                      ------------------------    ----------------------
Directors and Executive Officers
Gilbert Hu(2)(13)................................................           1,507,209                    10.9%
Kenneth Tai(3)...................................................             916,252                     6.6
Wen-Huang (Simon) Chang(4)(13)...................................             655,773                     4.7
Thomas Shao(5)...................................................             243,454                     1.8
Tricia Chu(6)....................................................             240,776                     1.7
Masaharu Shinya(7)(8)............................................             136,027                       *
Tsyr-Yi (Shirley) Sun(9).........................................             125,482                       *
Philip McDermott(10).............................................             105,282                       *
Richard Black(11)................................................              15,992                       *
Richard De Soto(12)..............................................              27,083                       *
Sherman Silverman................................................                   0                       0
All directors and executive officers as a group (11 persons).....           3,973,330                    28.6%
------------------------

*     Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 11,978 shares registered in the name of Mr. Hu's wife May Mei Kuei-Rong Hu, 99,841 shares registered in the name of his daughter Michelle Hu, and 99,841 shares registered in the name of his daughter Stephanie Hu. Also includes vested, but unexercised, options held by Mr. Hu to purchase 692,622 shares.
(3) Includes shares held by the following affiliated entities: 598,927 shares registered in the name of InveStar Burgeon Venture Capital, Inc.; 99,821 shares registered in the name of InveStar Dayspring Venture Group, Inc.; 99,821 shares registered in the name of InveStar Excelsus Venture Capital (Int'l) Inc., LDC; and 99,820 shares registered in the name of Forefront Venture Partners, L.P. Mr. Tai is a general partner of all of the above entities and disclaims beneficial ownership of the securities held by the entities except for his proportional interest in the entities. Also includes vested, but unexercised, options held by Mr. Tai to purchase 15,863 shares.
(4) Includes 149,732 shares registered in the name of Mr. Chang's wife Hsiang-Li Chang Hu, and 143,743 shares registered in the name of his daughter Ya-Ting Chang. Also includes vested, but unexercised, options held by Mr. Chang to purchase 15,863 shares.
(5) Includes 179,678 shares registered in the name of Techgains Corporation, of which Dr. Shao is managing director, and 17,967 shares registered in the name of TSS Enterprises. Also includes 29,946 vested, but unexercised, shares held by TSS Enterprises. Dr. Shao disclaims beneficial ownership of the securities held by these entities except for his proportional interest in the entities. Also includes vested, but unexercised, options held by Dr. Shao to purchase 15,863 shares.
(6) Includes 29,446 shares registered in the name of Ms. Chu son Nicholas Shih, and 29,446 shares registered in the name of her daughter Diana Shih. Also includes vested, but unexercised, options held by Ms. Chu to purchase 78,067 shares.

(7) Mr. Shinya's principal address is c/o Global Alliance Inc., 1-4-5 Tsukiji, Chuo-Ku, Tokyo, Japan 104-0045.
(8) Includes vested, but unexercised, options held by Mr. Shinya to purchase 14,252 shares.
(9) Includes vested, but unexercised, options held by Ms. Sun to purchase 112,930 shares.
(10) Includes vested, but unexercised, options held by Mr. McDermott to purchase 97,411 shares.
(11) Includes vested, but unexercised, options held by Mr. Black to purchase 13,992 shares.
(12) Includes vested, but unexercised, options held by Mr. De Soto to purchase 27,083 shares.
(13) Mr. Hu and Mr. Chang are brothers-in-law.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT CONTRACT WITH TRICIA CHU

         In March 1999, the Company entered into an employment contract with Tricia Chu, the Company's Vice President of Finance and Administration. Ms. Chu currently holds options that, when fully vested, will have an aggregate exercise price of $848,478.46. The contract provides that in the event Ms. Chu is terminated without cause all of her options will immediately vest and become exercisable.

EMPLOYMENT CONTRACT WITH PHILIP MCDERMOTT

         In June 1999, the Company entered into an employment contract with Philip McDermott, the Company's Chief Financial Officer. Mr. McDermott currently holds options that, when fully vested, will have an aggregate exercise price of $1,558,621.99. The contract provides that in the event of a change of control of the Company immediately after which Mr. McDermott no longer holds the title and responsibilities of Chief Financial Officer (or a position of similar title and responsibilities), all of his options will immediately vest and become exercisable.

LOAN TO GILBERT HU

         In August 2000, the Company loaned Gilbert Hu, the Company's President, Chief Executive Officer and a director, $1,000,000 in exchange for a secured promissory note with a one-year term, bearing interest at 6.88%. During fiscal 2001, the Company received approximately $277,000 of payment against the note. On September 17, 2001, the Company entered into a new note, replacing the previous note, for the then unpaid principal amount of $800,000. The new note now bears interest at a rate of 6.125% per annum. The promissory note was payable on September 30, 2001, as to $400,000 of the principal and accrued interest, and on September 30, 2002, as to the remaining $400,000 of principal and accrued interest. The principal and interest is secured by a security interest in the borrower's personal assets. Subsequent to fiscal year-end, $354,000 of the note was paid.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2001, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, except that Joseph Chiu reported his exercise of 38,679 shares from the Company's 1994 Stock Option Plan on a Form 5 on November 13, 2001, instead of a Form 4 on the required reporting date of February 10, 2001.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/  Philip M. McDermott
                                          ----------------------------------
                                          Philip M.  McDermott
                                          Chief Financial Officer and Secretary

Dated: January 8, 2002

                                      PROXY

                          ALTIGEN COMMUNICATIONS, INC.

                               47427 FREMONT BLVD
                                FREMONT, CA 94538

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Gilbert Hu, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of AltiGen Communications, Inc. (the "Company") held of record by the undersigned on December 28, 2001 at the Annual Meeting of Stockholders to be held on February 7, 2002 and any adjournments thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

         PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



         / /    Please mark votes as in this example.

         1.     Election of Directors.

                Nominee: (01) Gilbert Hu
                FOR THE NOMINEE   WITHHELD FROM THE NOMINEE
                For the nominee except as noted above

         2. Ratify the appointment of Arthur Andersen LLP as independent auditors.

                      FOR                  AGAINST               ABSTAIN

                      / /                   / /                    / /

         In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

         MARK HERE / / FOR ADDRESS CHANGE AND NOTE AT LEFT

         Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                                     Date:
           --------------------------------          --------------------------

Signature:                                     Date:
           --------------------------------          --------------------------

                                   APPENDIX A

              AMENDED AND RESTATED CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                          ALTIGEN COMMUNICATIONS, INC.

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of AltiGen Communications, Inc. (the "Company") shall be:

     o to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     o to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     o to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     o to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

         The responsibilities of the Audit Committee shall include:

     o Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     o Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     o    Reviewing fee arrangements with the independent auditors;

     o Reviewing the independent auditors' proposed audit scope, approach and independence;

     o Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     o Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     o Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     o Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     o Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     o Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
          Schedule 14A;

     o Reviewing the Audit Committee's own structure, processes and membership requirements; and o Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

         Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.